Exhibit 28 (g) (4) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT 1
TO CUSTODIAN CONTRACT BETWEEN FEDERATED INVESTMENT COMPANIES,
STATE STREET BANK AND TRUST COMPANY, AND FEDERATED SERVICES COMPANY
Dated December 1, 1993
(Exhibit 1 revised as of 6/30/10)

CONTRACT
DATE                      INVESTMENT COMPANY
12/1/93                      Cash Trust Series II
12/1/93                                Federated Treasury Cash Series II